Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the inclusion in this Registration Statement on Form N-2 of Daxor Corporation of our report dated February 28, 2013 with respect to the financial statements of Daxor Corporation which is incorporated by reference in the Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Certified Public Accountants

Saddle Brook NJ

May 3, 2012